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                                                                   EXHIBIT 10.14

                  DAIKIN MEDICAL IMPLANT COMPLIANCE AGREEMENT

     This COMPLIANCE AGREEMENT ("Agreement") is made and entered into on April 1, 1996, by and between DAIKIN AMERICA, INC., having its business office at 20 Olympic Drive, Orangeburg, New York 10962 ("DAI") and XOMED SURGICAL PRODUCTS, INC., having its principal business office at 6743 Southpoint Drive North, Jacksonville, FL 32216 ("XOMED").


     In consideration of the premises contained herein, the parties understand and agree as follows:


1. This Agreement shall apply to DAI's sale and XOMED's purchase from DAI of all DAI fluoropolymers, including, but not limited to PTFE, FEP, CTFE, ETFE (the "Products"), which XOMED has stated that it is using or intends to use, in whole or in part, in the design, production, sale and distribution of materials for use in medical and/or dental devices which are implanted in the human body or which come into contact with internal body fluids or tissues.


2. XOMED recognizes that the Products are not specifically designed or manufactured for implantation in the human body or contact with internal body fluids or tissue and that DAI has neither undertaken any research and testing of the Products specifically designed to determine suitability or safety in medical and/or dental use nor has it sought certification for the Products for such use.


3. XOMED recognizes that DAI, as a bulk supplier, does not make any specific recommendations as to the end use of the Products, nor is it in a position to control or predict how the Products are processed and marketed. The determination of the suitability or fitness of the Products for the use contemplated by XOMED or its customers is the sole responsibility of XOMED or its customers, whichever the case may be, and DAI shall have no responsibility in that connection.


4. DAI makes no representation, promise or warranty (express or implied) as to the fitness of the Products for use in medical and/or dental devices; and XOMED agrees that it will neither represent to others that DAI permits, recommends or endorses such use nor that it will refer to or use the DAI name or trademarks in association with any material used for any medical and/or dental device.


5. XOMED manufactures various materials and finished products and DAI considers XOMED to be technically capable and knowledgeable to use the Products in its manufacturing processes and to market and distribute the materials and finished products. XOMED agrees to use the Products only for ear tubes that have received proper approval from
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     government regulations agencies. XOMED will consult with Daikin before using the Products for devices to be implanted in the human body for more than 30 days.


6. XOMED shall defend, indemnify and hold harmless DAI against and from any and all claims, suits, liabilities, damages, losses, costs and expenses alleging bodily injury or property damage arising out of, caused by or resulting from XOMED's use of the Products in the production of materials for use in any medical and/or dental device. DAI will give prompt notice to XOMED of any claim or suit that may give rise to the foregoing obligations so that XOMED can immediately assume and direct the investigation and defense of any such claim or suit; and DAI will fully cooperate with XOMED in connection therewith.


7. DAI shall have the right, but not the obligation, to participate in the investigation and defense of any claim or suit to which this Agreement applies, but such shall be at its own expense with counsel of its own choice.


8. As security for the undertakings described in paragraph 6, XOMED shall obtain and maintain a policy (or policies) of liability insurance with respect to the Products to which this Agreement applies. The limits of liability of such insurance must be acceptable to DAI and such insurance must include Daikin Industries, Ltd. and DAI as additional named insureds with respect to the Products which are purchased from it by XOMED for use in the production of materials for use in any medical and/or dental device. Such insurance shall be exclusively applicable to any claim, suit, liability, damage, loss, cost or expense arising out of, caused by or resulting from XOMED's use of the Products in the production of materials for use in any medical and/or dental device, and it shall provide a waiver of subrogation by endorsement or otherwise.


9. XOMED shall furnish to DAI a copy of such insurance and shall also provide it with sixty (60) days prior written notice of cancellation or material change in such insurance. XOMED shall not cancel such insurance without DAI's prior written consent.


10. XOMED shall not resell the Products in their raw form to any person or entity for use in medical and/or dental devices of any kind or nature.


11. To the extent that any terms and conditions in this Agreement are inconsistent with those in DAI's standard sales contract/purchase order and/or the Consignment and Security Agreement between DAI and XOMED, this Agreement shall take precedence and the others shall be subject to it.

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized representatives as of the day, month and year first above written.


DAIKIN AMERICA, INC.



Signature: /s/ L.B. Galpin                  DATE: 6/24/96
           ---------------------                  -----------

          Name: L.B. Galpin
                ----------------

          Title: VP
                 ---------------



XOMED SURGICAL PRODUCTS, INC.



Signature: /s/ F. Barry Bays                DATE: June 19, 1996
           ---------------------                  -------------

          Name: F. Barry Bays
                ----------------

          Title: Sr. V.P. & C.O.O.
                 -----------------

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